FOR IMMEDIATE RELEASE

8x8, Inc. Announces Second Quarter Fiscal 2018 Financial Results

Mid-Market/Enterprise Service Revenue Increases 28%, Grows to 58% of Total Service Revenue
GAAP Net Loss of $546K; Non-GAAP Pre-Tax Income of $4.2 Million

SAN JOSE, Calif. - October 26, 2017 -- 8x8, Inc. (NASDAQ:EGHT), the leading provider of truly unified communications, today reported financial results for the second quarter of fiscal 2018 ended September 30, 2017.

"8x8's financial results for the second quarter of fiscal 2018 demonstrate the continued strength of our core business and the impact of our competitive differentiation in the enterprise segment, illustrated by the 13 large enterprise deals, including one with a total contract value of approximately $7 million, closed during the quarter. Our technology ownership, integrated services platform, unparalleled quality of service and global service delivery capabilities are the primary reasons 8x8 continues to be a leading choice by a growing number of enterprise customers," said 8x8 CEO Vik Verma. "With our compelling suite of services and world class sales and marketing leadership teams now in place, 8x8 is well poised to accelerate our market position and revenue growth in fiscal 2019 and beyond."

Second Quarter Financial Results:

  Service revenue increased 18% year-over-year (YoY) to $68.1 million.
    Adjusting for the exclusion of the discontinued, non-core DXI business segment, service revenue increased 19%.
  Service revenue from mid-market and enterprise customers increased 28% YoY and represented 58% of the Company's total service revenue.
    On an adjusted basis as above, service revenue from mid-market and enterprise customers increased 28%.
  Total revenue increased 15% YoY to $72.5 million.
    On an adjusted basis as above, total revenue increased 16%.
  GAAP gross margin was 75%, compared with 74% in the same period last year.
    GAAP service margin was 81%, compared with 81% in the same period last year.

  Non-GAAP gross margin was 77%, compared with 75% in the same period last year.
    Non-GAAP service margin was 83%, compared with 83% in the same period last year.
  GAAP net loss was $546K, ($0.01) per diluted share.
    Non-GAAP net income was $2.7 million, 4% of revenue, or $0.03 per diluted share.
    Non-GAAP pre-tax income was $4.2 million, 6% of revenue, or $0.04 per diluted share.
  Cash generated from operating activities was $5.0 million.
  Repurchased approximately 1.1 million shares of common stock at an average price of $13.23 per share, for a total of $14.1 million, under the Company's approved stock buyback program.
  Cash, cash equivalents and investments were $167 million at September 30, 2017, compared with $170 million at September 30, 2016.

Additional Business Metrics and Highlights:
  Grew second quarter fiscal 2018 average monthly service revenue (ARPU) per mid-market and enterprise customer to $4,697, compared with $4,351 in the same period last year; grew overall ARPU to $442, compared with $409 in the same period last year.
  Achieved gross monthly business service revenue churn on an organic basis of 0.4%, compared with 0.6% in the same period a year ago.
  Named a Leader for the sixth consecutive year in the Gartner 2017 Unified Communications as a Service (UCaaS) Magic Quadrant.
  Named a Challenger for the second year in the Gartner 2017 Contact Center as a Service (CCaaS) Magic Quadrant.
  Announced several key strategic senior leadership appointments to both marketing and sales organizations to align with newly established Small Business & eCommerce and Mid-market/Enterprise business units.
  Launched new 8x8 Virtual Office Editions suite of services including Virtual Office X8, the industry's most unified offering that weaves together communications, collaboration and contact center capabilities in a single, cost-effective, truly unified solution.
  Awarded seven new communications patents for a total of 144 patents awarded to date.

Financial Outlook

Mr. Verma added, "Given our recent realignment of the business and new additions to the sales and marketing executive leadership team, we feel it is prudent to reset the bar on our revenue expectations for fiscal 2018 while maintaining our commitment to achieving 25% service revenue growth exiting fiscal 2019."

For the full fiscal 2018 year, 8x8 has revised its revenue outlook and maintains its previous non-GAAP pre-tax income guidance:

Revenue:

  Total revenue in the $292 million to $294 million range, representing an approximately 15% to16% year-over-year increase.
  Service revenue in the $275 million to $277 million range, representing an approximately 17% year-over-year increase.
  Adjusting for the discontinued revenue from the non-core, voice message broadcasting segment of our DXI operations, service revenue growth in the range of 17% to 18% and total revenue growth in the range of 16% to 17%.

Non-GAAP Pre-tax Income:
  Non-GAAP pre-tax income of approximately $9 million, or 3% of revenue.
  The Company's estimated non-GAAP effective tax rate is expected to be approximately 36%.
  The Company's cash taxes are expected to be less than $1 million for the full year.

The Company does not reconcile its forward-looking non-GAAP net income to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, acquisition and other expenses are difficult to predict as they depend on future events. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

8x8 also announced that on October 24, 2017, it awarded restricted stock units (RSUs) to acquire an aggregate of 306,415 shares of the Company's common stock to 42 new employees under the 8x8, Inc. 2017 New Employee Inducement Incentive Plan, adopted by the Board of Directors on the same date. In addition, two newly hired senior vice presidents received performance share units (PSUs) representing the right to receive, at target, up to an aggregate of 82,307 shares of common stock (based on the performance of 8x8's common stock relative to the Russell 2000 during specified measurement periods). These equity awards were approved unanimously by the independent directors of the Board of Directors, and each award was granted as an inducement material to the recipient's entering into employment with 8x8, in accordance with Nasdaq Market Place Rule 5635(c)(4). Each of the awards is subject to vesting pursuant to the terms of the plan and the recipient's award agreement, including a requirement that the recipient be employed through each vesting date.  Other terms of the RSU and PSU awards are substantially the same as those applicable to RSUs and PSUs previously granted by the Company in the current fiscal year.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, October 26, 2017 at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #93371947) (404) 537-3406, international (Conference ID #93371947)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until November 2, 2017. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (EGHT), the leading provider of truly unified cloud communications, powers over a million business users worldwide. 8x8's suite of products seamlessly weaves together unified cloud communications, messaging, meeting and contact center solutions so today's modern organization can communicate at the speed of employee and customer expectations. 8x8 uniquely combines one unified management platform, one seamless communications experience for employees and customers, and one real-time data analytics platform for constant learning and improvement. For additional information, visit www.8x8.com, or connect with 8x8 on LinkedIn, Twitter, Google+ and Facebook.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

In addition, this release may provide certain financial measures that have been adjusted to exclude the impact of the discontinuation of a non-core, legacy DXI business (based on a voice message broadcasting service), as first reported in the third quarter of the Company's 2017 fiscal year. To adjust for the discontinued business, revenue figures for each period being compared exclude all revenue attributable to the discontinued business. None of the financial measures presented in this release reflect adjustments for comparison on a constant currency basis. Management concluded that the impact of currency fluctuations between current and comparative prior periods was not material for any of the financial results presented in this release.

Management has used these adjusted financial measures internally in evaluating the financial performance of the Company's business and believes they provide investors an additional, useful assessment of the Company's growth for these periods.

Non-GAAP Pre-Tax Income, Non-GAAP Net Income and Non-GAAP Net Income Per Share

The Company has defined non-GAAP net income as net income for GAAP plus amortization of acquired intangible assets, stock-based compensation, other income and expenses, and the provision for or benefit from income taxes. Amortization of acquired intangible assets is excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future events, such as the market price of 8x8 common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Certain other income and expense items, such as acquisition-related expenses, have been excluded because management considers them to be isolated transactions and believes they are not reflective of the Company's ongoing operations, reduce comparability of periodic operating results when included, are difficult to predict, and are often one-time. GAAP provision (benefit) for income taxes has been excluded as it is also a non-cash expense that management does not consider part of its analysis of the performance of ongoing operations. Non-GAAP net income before tax is then reduced by a projected annual non-GAAP effective tax rate in order to provide better consistency across the interim financial reporting periods. The Company's non-GAAP effective tax rate for the first and second quarters of fiscal 2018 was 36%. The projected annual effective tax rate may fluctuate over the interim periods for a variety of reasons, including significant changes in the geographic earnings mix, changes in the estimates of tax credits and deductions or changes in tax law in major jurisdictions where the Company operates. Management will evaluate and assess the appropriateness of this rate periodically, considering the impacts of significant events and changes in the operations of the Company.

The Company defines non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding which includes the effect of potentially dilutive stock options and awards. The Company defines non-GAAP net income percentage of revenue as non-GAAP net income divided by non-GAAP revenue.

Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to:

  market acceptance of new or existing services and features;
  success of the Company's efforts to target mid-market and larger distributed enterprises;
  changes in the competitive dynamics of the markets in which the Company competes;
  the timing and extent of improvements in operating results from senior management changes and increased spending for marketing, sales and R&D;
  customer cancellations and rate of churn;
  the Company's ability to scale its business;
  the Company's ability to execute its global strategy;
  the Company's reliance on infrastructure of third-party network services providers;
  risk of failure in the Company's physical infrastructure;
  risk of failure of the software used to provide the Company's services;
  the Company's ability to maintain the compatibility of its software with third-party applications and mobile platforms;
  continued compliance with industry standards and regulatory requirements;
  risks relating to the Company's strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of its acquisitions;

  the amount and timing of costs associated with recruiting, training and integrating new employees;
  introduction and adoption of the Company's cloud communications and collaboration services in markets outside of the United States;
  risks regarding compliance with regulations in the United States and foreign jurisdictions in which the Company's services are provided; and
  general economic conditions that could adversely affect the Company's business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Contact:
 Victoria Hyde-Dunn, 669-333-5200
victoria.hyde-dunn@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Service revenue	$68,123	$57,717	$133,214	$113,013
Product revenue	4,360	5,466	8,367	10,211
Total revenue	72,483	63,183	141,581	123,224

Operating expenses:
Cost of service revenue	12,757	10,837	24,419	21,072
Cost of product revenue	5,098	5,782	9,982	11,287
Research and development	8,311	6,505	16,254	13,215
Sales and marketing	41,163	33,691	82,273	65,382
General and administrative	9,616	6,747	18,572	13,548
Total operating expenses	76,945	63,562	151,500	124,504
Loss from operations	(4,462)	(379)	(9,919)	(1,280)
Other income, net	463	391	2,515	801
Income (loss) from operations before provision (benefit) for income taxes	(3,999)	12	(7,404)	(479)
Provision (benefit) for income taxes	(3,453)	(15)	(4,689)	22
Net income (loss)	$(546)	$27	$(2,715)	$(501)

Net income (loss) per share:
Basic	$(0.01)	$0.00	$(0.03)	$(0.01)
Diluted	$(0.01)	$0.00	$(0.03)	$(0.01)

Weighted average number of shares:
Basic	91,689	89,987	91,667	89,171
Diluted	91,689	93,447	91,667	89,171

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	March 31,
	2017	2017
ASSETS
Current assets
Cash and cash equivalents	$34,570	$41,030
Short-term investments	132,480	133,959
Accounts receivable, net	15,179	14,264
Other current assets	11,986	8,101
Total current assets	194,215	197,354
Property and equipment, net	29,600	24,061
Intangible assets, net	14,957	17,038
Goodwill	47,519	46,136
Non-current deferred tax asset	71,135	48,859
Other assets	417	407
Total assets	$357,843	$333,855

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$20,123	$18,631
Accrued compensation	15,783	11,508
Accrued taxes	5,286	5,354
Deferred revenue	2,521	2,144
Other accrued liabilities	5,626	5,707
Total current liabilities	49,339	43,344

Other liabilities	1,564	1,910
Total liabilities	50,903	45,254

Total stockholders' equity	306,940	288,601
Total liabilities and stockholders' equity	$357,843	$333,855

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(2,715)	$(501)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	3,962	2,979
Amortization of intangible assets	2,815	1,868
Amortization of capitalized software	581	296
Stock-based compensation expense	13,008	9,559
Deferred income tax benefit	(4,862)	(153)
Gain on escrow settlement	(1,393)	-
Other	761	499
Changes in assets and liabilities:
Accounts receivable, net	(1,183)	(1,859)
Other current and noncurrent assets	(3,485)	(2,297)
Accounts payable and accruals	3,399	2,666
Deferred revenue	286	367
Net cash provided by operating activities	11,174	13,424

Cash flows from investing activities:
Purchases of property and equipment	(4,021)	(5,230)
Gain on escrow settlement	1,393	-
Cost of capitalized software	(5,203)	(2,443)
Proceeds from maturity of investments	(57,561)	29,225
Sales of investments - available for sale	13,254	26,863
Purchase of investments - available for sale	45,850	(64,517)
Net cash used in investing activities	(6,288)	(16,102)

Cash flows from financing activities:
Capital lease payments	(616)	(333)
Payment of contingent consideration	(150)	(200)
Repurchase and tax-related withholding of common stock	(13,842)	(842)
Proceeds from issuance of common stock under employee stock plans	2,788	2,600
Net cash (used in) provided by financing activities	(11,820)	1,225

Effect of exchange rate changes on cash	474	(29)
Net decrease in cash and cash equivalents	(6,460)	(1,482)

Cash and cash equivalents, beginning of period	41,030	33,576
Cash and cash equivalents, end of period	$34,570	$32,094

8x8, Inc.
Selected Operating Statistics

	Three Months Ended
	Sept. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	June 30, 2017	Sept. 30, 2017

Business customer average monthly service revenue per customer (1)	$ 409	$ 414	$ 426	$ 432	$ 442
Monthly business service revenue churn (2)(3)	0.6%	1.0%	0.7%	0.6%	0.4%

Overall service margin	81%	83%	83%	82%	81%
Overall product margin	-6%	-20%	-9%	-22%	-17%
Overall gross margin	74%	77%	77%	76%	75%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

(3)	Excludes DXI business customer service revenue churn for all periods presented.

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
((In thousands, except per share amounts; unaudited)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
GAAP cost of service revenue	$12,757		$10,837		$24,419		$21,072
Amortization of acquired intangible assets	(710)		(561)		(1,507)		(1,154)
Stock-based compensation expense	(473)		(440)		(864)		(800)
Non-GAAP cost of service revenue	$11,574		$9,836		$22,048		$19,118
Non-GAAP service margin (as a percentage of service revenue)	$56,549	83.0%	$47,881	83.0%	$111,166	83.4%	$93,895	83.1%

GAAP and Non-GAAP cost of product revenue	$5,098		$5,782		$9,982		$11,287
Non-GAAP product margin (as a percentage of product revenue)	$(738)	-16.9%	$(316)	-5.8%	$(1,615)	-19.3%	$(1,076)	-10.5%

Non-GAAP gross margin (as a percentage of revenue)	$55,811	77.0%	$47,565	75.3%	$109,551	77.4%	$92,819	75.3%

GAAP research and development	$8,311		$6,505		$16,254		$13,215
Stock-based compensation expense	(1,314)		(863)		(2,651)		(1,750)
Non-GAAP research and development (as a percentage of revenue)	$6,997	9.7%	$5,642	8.9%	$13,603	9.6%	$11,465	9.3%

GAAP sales and marketing	$41,163		$33,691		$82,273		$65,382
Amortization of acquired intangible assets	(583)		(347)		(1,308)		(714)
Stock-based compensation expense	(2,568)		(1,751)		(5,215)		(3,666)
Non-GAAP sales and marketing (as a percentage of revenue)	$38,012	52.4%	$31,593	50.0%	$75,750	53.5%	$61,002	49.5%

GAAP general and administrative	$9,616		$6,747		$18,572		$13,548
Stock-based compensation expense	(2,302)		(1,454)		(4,278)		(3,343)
Non-recurring items	(250)		-		(510)		-
Non-GAAP general and administrative (as a percentage of revenue)	$7,064	9.7%	$5,293	8.4%	$13,784	9.7%	$10,205	8.3%

GAAP net income (loss)	$(546)		$27		$(2,715)		$(501)
Amortization of acquired intangible assets	1,293		908		2,815		1,868
Stock-based compensation expense	6,657		4,508		13,008		9,559
Non-recurring items in operating expenses	250		-		510		-
Non-recurring items in other income (expenses), net	-		-		(1,393)		-
Provision (benefit) for income taxes (1)	(3,453)		(15)		(4,689)		22
Non-GAAP net income before taxes (as a percentage of revenue)	$4,201	5.8%	$5,428	8.6%	$7,536	5.3%	$10,948	8.9%
Non-GAAP tax expense (2)	(1,512)		(2,063)		(2,713)		(4,160)
Non-GAAP net income after taxes (as a percentage of revenue)	$2,689	3.7%	$3,365	5.3%	$4,823	3.4%	$6,788	5.5%

(1) The three and six months ended September 30, 2016 amounts have been adjusted to conform with September 30, 2017 presentation.
(2) Calculated at 36% and 38% for September 30, 2017 and 2016, respectively.

Reconciliation between GAAP and non-GAAP
weighted average shares used in computing basic
and diluted net loss per share:
Denominator for basic calculation	91,689		89,987		91,667		89,171
Effect of dilutive securities:
Employee stock options	1,534		1,717		1,588		1,705
Employee restricted purchase rights	1,675		1,743		1,673		1,652
Denominator for diluted calculation	94,898		93,447		94,928		92,528

GAAP net loss per share - Diluted	$(0.01)		$0.00		$(0.03)		$(0.01)
Non-GAAP net income before taxes per share - Diluted	$0.04		$0.06		$0.08		$0.12
Non-GAAP net income after taxes per share - Diluted	$0.03		$0.04		$0.05		$0.07